77Q2

Credit Suisse High Yield Bond Fund

Section 16(a) Beneficial Ownership Reporting Compliance

Director	Filing Status		Form		# Transaction

Enrique Arzac		Late		Form 4			1

James Cattano		Late		Form 4			1

Steven Rappaport	Late		Form 4			1

Terry Bovarnick		Late		Form 4			1

Lawrence Fox		Late 		Form 4			1